Exhibit 10.2

AGREEMENT OF SALE AND PURCHASE
between
DWF III 1275 MARKET, LLC,
a Delaware limited liability company
“Seller”
and
DOLBY LABORATORIES, INC.,
a California corporation
“Buyer”
with Escrow Instructions for
CHICAGO TITLE COMPANY,
as Escrow Agent

TABLE OF CONTENTS
Page
ARTICLE 1 CERTAIN DEFINITIONS....................................................................................1

Section 1.1	Definitions.............................................................................................1

Section 1.2	Rules of Construction............................................................................6
ARTICLE 2 AGREEMENT OF PURCHASE AND SALE; PURCHASE PRICE..................7

Section 2.1	Agreement to Purchase and Sell...........................................................7

Section 2.2	Purchase Price ........................................................................................................7

Section 2.3	Deposit..................................................................................................7

Section 2.4	Independent Consideration....................................................................7

Section 2.5	Assumption of Obligations....................................................................8
ARTICLE 3 BUYER'S DUE DILIGENCE..............................................................................8

Section 3.1	Buyer's Inspections and Due Diligence..................................................8

Section 3.2	Delivery Period......................................................................................8

Section 3.3	Site Visits...............................................................................................9

Section 3.4	Buyer's Due Diligence Indemnity...........................................................9

Section 3.5	Confidentiality.....................................................................................10

Section 3.6	Due Diligence Period...........................................................................10

Section 3.7	Assumed Contracts..............................................................................10
ARTICLE 4 TITLE AND SURVEY........................................................................................11

Section 4.1	Title to Real Property; Surveys.............................................................11

Section 4.2	Certain Exceptions to Title...................................................................11

Section 4.3	Title Insurance ......................................................................................................12

ARTICLE 5 REMEDIES AND DEPOSIT INSTRUCTIONS................................................13

Section 5.1	Permitted Termination; Seller Default..................................................13

Section 5.2	BUYER DEFAULT; LIQUIDATED DAMAGES...............................13

Section 5.3	Deposit Instructions.............................................................................14

Section 5.4	Designation of Reporting Person.........................................................15
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF SELLER..............................16

Section 6.1	Representations and Warranties of Seller..............................................16

Section 6.2	Duration of Representations, Warranties and Covenants; Limitations on Liability......18

Section 6.3	Seller's Knowledge; Buyer's Knowledge.............................................19
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF BUYER...............................19

Section 7.1	Buyer's Representations and Warranties..............................................19

Section 7.2	Buyer's Independent Investigation.......................................................21

Section 7.3	Buyer's Release of Seller......................................................................23
ARTICLE 8 LEASES; MAINTENANCE OF PROPERTY...................................................24

Section 8.1	Certain Interim Operating Covenants...................................................24
ARTICLE 9 CLOSING AND CONDITIONS........................................................................25

Section 9.1	Escrow Instructions.............................................................................25

Section 9.2	Closing................................................................................................25

Section 9.3	Seller's Closing Documents and Other Items........................................25

Section 9.4	Buyer's Closing Documents and Other Items........................................26

Section 9.5	Condition to Closing............................................................................27

Section 9.6	Prorations and Closing Costs...............................................................28

Section 9.7	Brokers................................................................................................30

Section 9.8	Expenses.............................................................................................31

ARTICLE 10 MISCELLANEOUS.........................................................................................31

Section 10.1	Amendment and Modification.............................................................31

Section 10.2	Risk of Loss/Condemnation and Insurance Proceeds/ Condemnation Awards......31

Section 10.3	Notices................................................................................................32

Section 10.4	Assignment.........................................................................................33

Section 10.5	Governing Law and Consent to Jurisdiction.........................................33

Section 10.6	Counterparts........................................................................................34

Section 10.7	Entire Agreement.................................................................................34

Section 10.8	Severability; Survival..........................................................................34

Section 10.9	Attorney Fees......................................................................................34

Section 10.10	Payment of Fees and Expenses.............................................................34

Section 10.11	Confidential Information.....................................................................34

Section 10.12	Performance Due On Day Other Than Business Day............................35

Section 10.13	No Joint Venture..................................................................................35

Section 10.14	No Memorandum................................................................................35

Section 10.15	Waiver of Jury Trial..............................................................................35

Section 10.16	Not an Offer.........................................................................................36

Section 10.17	Limited Liability..................................................................................36

Section 10.18	No Third Party Beneficiaries................................................................36

Section 10.19	Time of Essence...................................................................................36

Section 10.20	No Waiver............................................................................................36

Section 10.21	Further Acts.........................................................................................36

EXHIBITS AND SCHEDULES

Exhibit “A”	Description of Land

Exhibit “B”	Schedule of Assumed Contracts

Exhibit “C”	List of Service and Other Contracts

Exhibit “D”	Form of Deed

Exhibit “E”	Form of Bill of Sale

Exhibit “F”	Form of Assignment and Assumption of Contracts

Exhibit “G”	Environmental Reports

Exhibit “H”	Form of FIRPTA Certificate
Exhibit “I” Depiction of Plaza Area

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”), dated as of June 8, 2012, is between DWF III 1275 MARKET, LLC, a Delaware limited liability company (“Seller”), and DOLBY LABORATORIES, INC., a California corporation (together with its permitted successors and assigns “Buyer”).
ARTICLE 1
CERTAIN DEFINITIONS
Section 1.1    Definitions. The parties hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:
“Affiliate” shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Buyer or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” shall mean this Agreement, as the same may be amended, modified, or supplemented from time to time in writing by the parties hereto.
“Assignment and Assumption of Contracts” shall have the meaning ascribed in Section 9.3(c).
“Assumed Contracts” shall have the meaning ascribed in Section 3.7(a).
“Basket” shall have the meaning ascribed in Section 6.2.
“Bill of Sale” shall have the meaning ascribed in Section 9.3(b).
“Brokers” shall mean, collectively, CAC Group Inc. and Resource Real Estate Group, Inc.
“Breach Notice” shall have the meaning ascribed in Section 6.2.
“Broker's Commission” shall have the meaning ascribed in Section 9.7.
“BSA” shall have the meaning ascribed in Section 6.1(o).
“Buyer’s Closing Conditions” shall have the meaning ascribed in Section 9.5(a).
“Buyer Representative” shall have the meaning ascribed in Section 6.3.
“Cap” shall have the meaning ascribed in Section 6.2.

“Close Associate” is a person who is widely and publicly known to maintain an unusually close relationship with a Senior Foreign Political Figure, and includes a Person who is in a position to conduct substantial United States and non-United States financial transactions on behalf of the Senior Foreign Political Figure.
“Closing” shall have the meaning ascribed in Section 9.2.
“Closing Date” shall mean the date on which the Closing shall occur, but in no event later than the date set forth in Section 9.2 (as the same may be extended in accordance with the terms of this Agreement), as to which date time shall be of the essence.
“Closing Statement” shall have the meaning ascribed in Section 9.6(a).
“Confidentiality Agreement” shall have the meaning ascribed in Section 3.5.
“Contracts” shall mean the service contracts, construction contracts and other contracts described in Exhibit “C” and all material other service contracts, construction contracts and other contracts entered into by Seller in connection with the ownership, operation, management, use, design and construction of the Property.
“Current Billing Period” shall have the meaning ascribed in Section 9.6(f).
“Current Tax Year” shall have the meaning ascribed in Section 9.6(c).
“Data Room Website” shall have the meaning ascribed in Section 6.3.
“Deed” shall have the meaning ascribed in Section 9.3(a).
“Deposit” shall have the meaning ascribed in Section 2.3.
“Designee” shall have the meaning ascribed in Section 10.4.
“Due Diligence” shall have the meaning ascribed in Section 3.1.
“Due Diligence Items” shall mean those items, documents and deliveries made and delivered to Buyer pursuant to Section 3.2.
“Effective Date” shall mean the date of this Agreement.
“Environmental Laws” means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Governmental Entity and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect each Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of each Real Property or the Improvements, or any portion thereof, or Seller or Buyer, and as the same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980

(42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), state and local laws applicable to the same or similar subject matter, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.
“Escrow Agent” shall mean the Title Company.
“Fixtures” shall mean the fixtures which are located at and affixed to any of the Improvements as of the Closing Date.
“Go Forward Notice” shall have the meaning ascribed in Section 3.6.
“Governmental Entity” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property or the Improvements or any portion thereof.
“Hazardous Materials” means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (excluding solvents, cleaning fluids and other lawful substances customarily used in an office building environment, to the extent in closed containers and stored, used and disposed of in compliance with Environmental Laws).
“Holiday” shall have the meaning ascribed in Section 10.12
“Immediate Family Member” includes the parents, siblings, spouse, children and in-laws of a Senior Foreign Political Figure.
“Improvements” shall mean the buildings, improvements, infrastructure, Fixtures and structures located on the Real Property, including the building commonly known as 1275 Market Street, San Francisco, California (the “Building”).
“Independent Consideration” shall have the meaning ascribed in Section 2.4.
“Land” shall mean that certain parcel of land and appurtenances thereto more particularly described on Exhibit “A,” including Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, privileges, strips or gores of land located on or adjacent to such parcels of land, and all rights and interests of Seller under any recorded documents benefitting the Real Property.

“Licensee Parties” shall mean those authorized agents, contractors, consultants, and representatives of Buyer who shall inspect, investigate, test or evaluate the Property on behalf of Buyer in accordance with this Agreement.
“Licenses and Permits” shall mean, collectively, to the extent assignable, all licenses, permits approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Real Property and Improvements, together with all renewals and modifications thereof.
“Liens” shall have the meaning ascribed in Section 4.2.
“Materials” shall have the meaning ascribed in Section 6.3.
“Monetary Liens” shall have the meaning ascribed in Section 4.2.
“Noticed Party” shall have the meaning ascribed in Section 6.2.
“OFAC” means the U.S. Department of the Treasury's Office of Foreign Assets Control.
“OFAC List” is any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by OFAC), and/or on any other similar list (“Other Lists”) maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.
“Other List” shall have the meaning given to such term in the definition of “OFAC List.”
“Patriot Act” shall have the meaning ascribed in Section 6.1(o).
“Permitted Exceptions” shall mean and include all of the following:
(i)    All Taxes not due and payable as of the date of the Closing, subject to adjustment as herein below provided (it being agreed by Buyer and Seller that if any tax or assessment is levied or assessed with respect to the Property after the date hereof and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller shall elect to pay under a payment plan, which election shall be binding on Buyer);
(ii)    All present and future zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations of all governmental authorities having jurisdiction with respect to the Property, including, without limitation, landmark designations and all zoning variances and special exceptions, if any (collectively, “Laws and Regulations”);
(iii)    All violations of building, fire, sanitary, environmental, housing and similar Laws and Regulations existing on or before the last day of the Due Diligence Period; and all additional violations of building, fire, sanitary, environmental, housing and similar Laws and Regulations noted or issued after the last day of the Due Diligence Period and on or before the date of the Closing which arise from or relate to, or which will be cured by work that Seller is obligated to perform hereunder; provided, however, that for the avoidance of doubt, the foregoing shall in no event be deemed to limit, diminish or otherwise modify Seller’s obligations in respect of the representation set forth in Section 6.1(l);
(iv)    All Assumed Contracts and any liens or encumbrances for work performed thereunder from and after May 2, 2012; and
(v)    Any matters set forth in the Title Commitment or in any recorded document referred to therein, as such Title Commitment may be amended or supplemented and on the Survey or on any survey or updated survey of the Real Property obtained by Buyer that are approved or deemed approved by Buyer pursuant to Section 4.2 of this Agreement, and any matter affecting the condition of title created by or with the written consent of Buyer, its agents, representatives or employees.
“Person” means any individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity.
“Personal Property” shall mean, in respect of the Real Property, all of the right, title, and interest of Seller in and to the tangible personal property, which is located at and used in connection with the Real Property, including equipment, machinery, furniture, fixtures, cleaning supplies and building inventory, and any computer software, databases or hardware used for purposes of energy management, security, fire and/or life safety or other operations of the Real Property. Personal Property shall not include any computer software which is licensed to Seller (though it shall include any such software licenses to the extent assignable without cost to Seller) any appraisals, budgets, strategic plans for the Real Property, internal analyses, submissions relating to Seller's obtaining of corporate authorization, attorney work product, or attorney-client privileged documents, or other information in the possession or control of Seller or Property Manager which Seller reasonably deems proprietary. For all purposes hereunder, Personal Property shall be deemed to include all of Seller’s right, title and interest in and to all building materials delivered or deliverable to the Real Property as of the Closing Date pursuant to the terms of the Assumed Contracts.
“Property” shall mean the Real Property, together with the Personal Property, the Assumed Contracts, and to the extent transferable, all of Seller's right, title and interest in and to all tangible and intangible assets of any nature relating solely to the Property, specifically excluding stock options, stock warrants, stock and like items, but including without limitation, (a) all warranties, guaranties, indemnities related to the Real Property or the Personal Property, (b) any plans, specifications, engineering studies, reports, drawings, prints, designs, surveys, and other technical information and descriptions relating to the Real Property, (c) all promotional materials, trademarks, trade names, symbols, logos, works of art, graphic designs, and other intellectual or intangible property related solely to the Property, including any trade name associated with the Improvements (but excluding any intellectual property associated with the name “Divco”, “DivcoWest” or “DWF” (collectively, the “Intangible Property”), and (d) the Licenses and Permits.

“Property Manager” shall mean those individuals or entities which manage the Property.
“Purchase Price” shall have the meaning ascribed in Section 2.2.
“Real Property” shall mean the Land, the Improvements, and the Fixtures.
“Review Material” shall have the meaning ascribed in Section 6.3.
“Senior Foreign Political Figure” means a senior official of a major non-United States political party or a senior executive of a government-owned corporation not organized within the United States. In addition, a “Senior Foreign Political Figure” includes any corporation, business or other entity that has been formed by or for the benefit of a Senior Foreign Political Figure.
“Seller’s Certificate” shall have the meaning ascribed in Section 9.3(h).
“Seller’s Knowledge” shall have the meaning ascribed in Section 6.3.
“Seller Representative” shall have the meaning ascribed in Section 6.3.
“SRO” means a self-regulatory organization.
“Survey” shall mean that certain existing ALTA/ACSM Land Title Survey, dated October 28, 2011, prepared by Sandis, Inc., Drawing No. 211033.
“Survival Period” shall have the meaning ascribed in Section 6.2.
“Taxes” shall have the meaning ascribed in Section 9.6(c).
“Title Commitment” shall have the meaning ascribed in Section 4.1.
“Title Company” shall mean Chicago Title Company, 455 Market Street, Suite 2100, San Francisco, CA 94105.
“Title Documents” shall have the meaning ascribed in Section 4.1.
“Title Objections” shall have the meaning ascribed in Section 4.2.
“Title Policy” shall have the meaning ascribed in Section 4.3.
“Updated Due Diligence Material” shall have the meaning ascribed in Section 6.3.
Section 1.2    Rules of Construction. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to “Article” or “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing. This Agreement encompasses obligations, rights, covenants, representations, warranties, actions and conditions applicable to Seller, and it is understood that performance by Seller shall be required by Buyer as set forth herein.
ARTICLE 2

AGREEMENT OF PURCHASE AND SALE; PURCHASE PRICE
Section 2.1    Agreement to Purchase and Sell. Seller agrees to sell, transfer, convey and assign to Buyer, and Buyer agrees to purchase and accept and assume (to the extent provided in Section 2.5 below), subject to the terms and conditions stated herein, all of Seller's right, title and interest in and to the Property.
Section 2.2    Purchase Price. Buyer shall pay Seller the purchase price of ONE HUNDRED NINE MILLION EIGHT HUNDRED FIFTEEN THOUSAND SIX HUNDRED FORTY AND NO/100 DOLLARS ($109,815,640.00) (the “Purchase Price”) in immediately available funds at Closing. The Purchase Price and such other funds as may be necessary to pay Buyer's closing adjustments and prorations, shall be deposited with the Escrow Agent on or before the Closing Date in accordance with this Agreement and paid to Seller upon satisfaction of all conditions precedent to the Closing as described herein.
Section 2.3    Deposit. Within three (3) business days of the execution and delivery of this Agreement, Buyer shall deposit via wire transfer the sum of FIVE MILLION FOUR HUNDRED NINETY THOUSAND SEVEN HUNDRED EIGHTY-TWO AND NO/100 DOLLARS ($5,490,782.00) in immediately available funds as a deposit (the “Deposit”) with Escrow Agent, whose address is as indicated in Section 10.3. The Deposit shall be held and delivered by Escrow Agent in accordance with the provisions of this Agreement. Interest earned on the Deposit shall be considered part of the Deposit for purposes of delivery of the Deposit by the Escrow Agent and shall be applied against the Purchase Price. Except as otherwise expressly set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.
Section 2.4    Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Buyer has paid to Seller as further consideration for this Agreement, in cash, the sum of One Hundred Dollars ($100.00) (the “Independent Consideration”), in addition to the Deposit and the Purchase Price and independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under any circumstances, but shall be applied against the Purchase Price. Buyer and Seller agree that the Independent Consideration, together with the mutual covenants and agreements set forth herein, are adequate to prevent this Agreement from constituting a revocable option to purchase the Property.
Section 2.5    Assumption of Obligations. As additional consideration for the purchase and sale of the Property, at Closing Buyer will execute and deliver the Assignment and Assumption of Contracts with respect to (1) any obligations under the Assumed Contracts to the extent accruing on or after the Closing Date, other than as set forth in Section 9.6 below; and (2) any obligations under any Licenses and Permits to the extent accruing on or after the Closing Date. The provisions of this Section 2.5 shall survive the Closing without limitation.
ARTICLE 3
BUYER'S DUE DILIGENCE
Section 3.1    Buyer's Inspections and Due Diligence. For a period commencing on the Effective Date and expiring at 5:00 p.m. Pacific Time on June 25, 2012 (the “Due Diligence Period”), Seller hereby grants to Buyer the right to conduct, its examinations, inspections, testing, studies and investigations (herein collectively called the “Due Diligence”) of the Property, information regarding the Property, information available from Governmental Authorities with respect to the Property and such documents applicable to the Property as Seller has delivered or made available as set forth in Section 3.2 below and any other matters as Buyer deems appropriate or necessary, in its sole and absolute discretion, to its decision whether to purchase the Property. Except for any limitations as may be imposed by Sections 3.3 and 3.4 below, and subject to applicable law, Buyer may conduct such due diligence activities, inspections, and studies of the Property as it deems necessary or appropriate, and examine and investigate to its full satisfaction in its sole and absolute discretion all facts, circumstances, and matters relating to the Property (including the physical condition and use, availability and adequacy of utilities, access, zoning, compliance with applicable laws, environmental conditions, engineering and structural matters), title, survey matters, and any other matters it deems necessary or appropriate for purposes of consummating this transaction. Prior to entering the Property, Buyer shall provide Seller with the certificates of insurance required under Section 3.3 of this Agreement. The Due Diligence and any restoration pursuant to Section 3.3 of this Agreement shall be at Buyer's sole cost and expense.
Section 3.2    Delivery Period.
(a)    Within three (3) days after the Effective Date, Seller shall have delivered or caused to be delivered to Buyer Representative or deposited in the Data Room Website, all material documents, files, reports and other information in the possession or reasonable control of Seller or the Property Manager relating to the condition, ownership, operation, construction or use of the Property, other than any internal memoranda or correspondence of Seller, documents subject to the attorney client privilege, any appraisals or other valuation information, any budgets, strategic plans for the Real Property, internal analyses, submissions relating to Seller’s obtaining of corporate authorization and any other information in the possession or control of Seller which Seller reasonably deems proprietary. The provisions of this Section 3.2(a) shall survive the Closing, subject to the provisions of Section 6.2 hereof.
(b)    Buyer acknowledges that the documents, materials and information furnished or made available to Buyer may have been prepared by third parties other than Seller and/or prior to Seller’s ownership of the Property and that all documents, materials, and information furnished to or made available to Buyer are furnished or made available to Buyer for information purposes only and without any representation or warranty by Seller with respect thereto, express or implied, except as may otherwise be expressly set forth in Article 6 below and as limited by Sections 6.3 and 7.3(b) below, and all such documents, materials, and information are expressly understood by Buyer to be subject to the confidentiality provisions of Sections 3.3 and 10.11 below.
Section 3.3    Site Visits. Buyer and its Licensee Parties shall have reasonable access to the Real Property at reasonably agreed upon times for reasonably agreed upon purposes on at least twenty four (24) hours' prior notice to Seller (or such shorter period as Buyer and Seller may jointly and reasonably determine in specific instances). Seller shall make reasonable efforts to have an agent available to accompany Buyer or any Licensee Parties, and in all events Seller shall have the right to have a representative present during any visits to or inspections of the Real Property by Buyer or any Licensee Parties, provided, however, the availability of any such representative shall not delay or hinder Buyer’s access to the Property. Buyer will conduct its Due Diligence in a manner which is not disruptive to the normal operation of the Real Property. Buyer will not contact any governmental or quasi-governmental entities (other than, with regards to any governmental entity, contacting the same for purposes of searching and discussing publicly available information concerning the Property, obtaining zoning and law compliance letter and performing Phase I environmental inspections), without Seller's prior written consent. Notwithstanding the foregoing or anything to the contrary in this Agreement, Buyer shall have the right to meet and negotiate with municipal and governmental authorities for the purposes of obtaining economic and other incentives and benefits that might be available in connection with the transactions contemplated in this Agreement. In the event that Buyer desires to conduct any physically intrusive Due Diligence, such as sampling of soils, other media, building materials, or the like, Buyer shall identify in writing exactly what procedures Buyer desires to perform and request Seller's express written consent. Seller may withhold or condition consent to any physically intrusive Due Diligence in Seller’s sole and absolute discretion. Upon receipt of Seller's written consent, Buyer and all Licensee Parties shall, in performing such Due Diligence, comply with the agreed upon procedures and with any and all laws, ordinances, rules, and regulations applicable to the Property and will not engage in any activities which would knowingly violate any permit, license, or environmental law or regulation. Buyer and its employees and contractors shall, at their expense: (i) maintain comprehensive general liability (occurrence) insurance in an amount not less than $2,000,000 covering any accident arising in connection with the presence of Buyer or any of its contractors, employees or other persons acting at its direction on the Real Property or Improvements, and deliver a certificate of insurance, which names Seller, the Property Manager and such other persons as Seller shall reasonably designate as additional insureds thereunder verifying such coverage to Seller prior to entry upon the Real Property or Improvements; (ii) promptly pay when due the costs of all entry and inspections and examinations done by Buyer and its Licensee Parties with regard to the Property; and (iii) restore any damage to the Real Property and Improvements caused by Buyer’s Due Diligence to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken.
Section 3.4    Buyer's Due Diligence Indemnity. Buyer shall defend, indemnify, and hold harmless Seller, Seller's managers, officers, partners, shareholders and members, as applicable, and the Property Manager from and against all losses, costs, damages, claims, and liabilities (whether arising out of injury or death to persons or damage to a Property or otherwise) including, but not limited to, costs of remediation, restoration and other similar activities, mechanic's and materialmen's liens and attorneys' fees, arising out of or in connection with Buyer's Due Diligence, Buyer's breach of its obligations under Section 3.5 or Buyer's or any Licensee Parties' entry upon the Real Property, except to the extent caused by (i) the gross negligence or willful misconduct of Seller, Seller's managers, officers, partners, shareholders and members, as applicable, and/or the Property Manager or (ii) caused solely by the discovery by Buyer of a pre-existing condition. The foregoing indemnity shall not require Buyer to remediate or otherwise address any pre-existing condition, except to the extent any such pre-existing condition is exacerbated by Buyer’s Due Diligence. The provisions of this Section 3.4 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement and shall not be subject to the nine month limitation set forth in Section 6.2.
Section 3.5    Confidentiality. Buyer agrees that any information obtained from Seller, Seller’s Broker or Seller’s agents by Buyer or its attorneys, partners, accountants, advisors, consultants, lenders or investors or its attorneys, partners, accountants, advisors, consultants, lenders or investors (collectively, the “Permitted Outside Parties”) in the conduct of its Due Diligence shall be treated as confidential pursuant to the terms of that certain Mutual Non-Disclosure Agreement dated as of May 3, 2012 executed by Buyer and Seller (the “Confidentially Agreement”) to the extent provided in the Confidentiality Agreement (and subject to the terms thereof).
Section 3.6    Due Diligence Period. In the event that, during the Due Diligence Period, Buyer elects in its sole and absolute discretion to proceed to Closing in accordance with the terms of this Agreement, Buyer shall give Seller and Escrow Agent written notice on or before 5:00 p.m. on the last day of the Due Diligence Period of such election (the “Go Forward Notice”), whereupon Buyer shall have no further right under this Section 3.6 to terminate the Agreement. For the avoidance of doubt, a Go Forward Notice shall be deemed invalid and ineffective to evidence Buyer’s election to proceed to Closing in accordance with the terms of this Agreement if such notice contains any conditions to Buyer’s obligations hereunder which are not already expressly contemplated by this Agreement. In the event that Buyer has not given the Go Forward Notice to Seller and Escrow Agent on or before 5:00 p.m. on the last day of the Due Diligence Period, then this Agreement shall be deemed to have been terminated for all purposes, except for Buyer’s continuing liability as described in Sections 3.3, 3.4, 9.7 and 10.11 of this Agreement. If the Agreement is not terminated as aforesaid, Buyer shall continue to have the right after expiration of the Due Diligence Period to conduct further Due Diligence regarding the Property. However, no such Due Diligence shall provide Buyer with any additional right to terminate this Agreement on account thereof, except as otherwise expressly provided elsewhere in this Agreement.
Section 3.7    Assumed Contracts.
(a)    At Closing, Buyer shall assume all obligations of Seller under the seismic and elevator contracts described on Exhibit “B” attached hereto (collectively, the “Assumed Contracts”). Prior to Closing, Seller shall observe and perform its obligations under the Assumed Contracts in all material respects insofar as may be necessary to avoid (i) termination of the Assumed Contracts, (ii) any material re-pricing of services or materials provided thereunder, or (iii) any unreasonable delay in the completion of the improvements contemplated thereby. At least two (2) business days prior to Closing, Seller shall submit to Buyer reasonable proof of payment of all amounts actually paid by Seller under the Assumed Contracts. The aggregate sum of such amounts less $901,007 shall be reimbursed by Buyer to Seller at Closing.
(b)    During the term of this Agreement, Seller shall: (i) promptly provide Buyer with copies of all (A) periodic written inspection reports prepared by Seller’s construction manager, (B) written minutes of periodic construction meetings between such construction manager and the other parties to the Assumed Contracts to the extent prepared by such other parties, (C) progress payment requests and related certifications received by Seller from such other parties in accordance with the terms of the Assumed Contracts and (D) all written notices delivered to Seller pursuant to the terms of the Assumed Contracts; (ii) obtain Buyer’s prior consent (not to be unreasonably withheld, conditioned or delayed) to any decisions under the Assumed Contracts involving change orders which would have the effect of (A) increasing the aggregate cost of the work under any particular Assumed Contract by more than $10,000 or (B) delaying completion of the work under any particular Assumed Contract by more than ten (10) days beyond the scheduled completion date under such Assumed Contract; (iii) provide Buyer with advance notice of all regularly scheduled construction meetings and allow Buyer’s representatives to participate in such meetings; and (iv) exercise commercially reasonable efforts to obtain such estoppel certificates from the other parties to the Assumed Contracts as Buyer may reasonably request, provided that receipt of any such estoppel certificates shall in no event be deemed a condition to Buyer’s obligation to proceed to Closing in accordance with the terms of this Agreement if same is not terminated pursuant to Section 3.6.
ARTICLE 4

TITLE AND SURVEY
Section 4.1    Title to Real Property; Surveys. Seller has caused the Title Company to provide or otherwise make available to Buyer, and Buyer acknowledges receipt of, (a) a title commitment with respect to the Property issued by the Title Company (the “Title Commitment”), and (b) copies of all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage to the extent received by Seller (the “Title Documents”). Buyer hereby acknowledges that Seller has, prior to the Effective Date, provided to Buyer and Buyer acknowledges receipt of copies of the Survey. At Buyer’s election and at its sole cost and expense, Buyer may obtain an update to the Survey or a new survey; provided, however, that the Due Diligence Period shall not be extended or delayed in connection with obtaining such updated or new survey.
Section 4.2    Certain Exceptions to Title. Buyer shall have the right to object in writing to any matters that are not Permitted Exceptions and that materially and adversely affect Buyer's title to the Property which are disclosed in the Title Commitment or in any update to the Title Commitment issued by the Title Company or on the Survey or any update of the Survey or new survey (herein collectively called “Liens”). Buyer shall deliver written notice of any such objection with respect to matters shown on the Title Commitment, the Survey or any update of the Survey or new survey, within five (5) days prior to the expiration of the Due Diligence Period, or, with respect to matters shown on any update to the Title Commitment, within the earlier of (i) two (2) business days after Buyer receives such update to the Title Commitment (ii) the day prior to the Closing Date. Unless Buyer shall timely object to the Liens, all Liens and any other encumbrances which do not materially and adversely affect Buyer's title to the Property which are set forth in any supplemental reports or updates to any title commitment or Survey shall be deemed to constitute additional Permitted Exceptions. Any matters which are timely objected to by Buyer shall be herein collectively called the “Title Objections.” Seller may elect (but shall not be obligated) to remove or cause to be removed, or insured over, at its expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed five (5) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections in a form reasonably satisfactory to Buyer. Seller shall notify Buyer in writing by the earlier of (x) two (2) business days after receipt of Buyer's notice of Title Objections and (y) the expiration of the Due Diligence Period whether Seller elects to remove the same. If Seller is unable to remove or to arrange for the Title Company to endorse over any Title Objections prior to the Closing, or if Seller elects not to remove one or more Title Objections, Buyer, on or before two (2) business days after notice of Seller's inability to or election not to remove or endorse over any Title Objections, may elect to either (a) terminate this Agreement by giving written notice to Seller and Escrow Agent, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement as set forth in Sections 9.7 and 10.11, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. If Buyer fails to give Seller and Escrow Agent such written notice in a timely manner, then Buyer shall be deemed to have elected to waive such Title Objections and its right to terminate this Agreement pursuant to this Section. Seller shall be obligated at Closing using the proceeds of the Purchase Price, to cause the release of any voluntary monetary liens or encumbrances affecting the Property, including the liens of any mortgages or deeds of trust securing borrowed monies which are secured by the Property and any involuntary monetary lien in an amount of less than $50,000 (“Monetary Liens”), which Monetary Liens shall not constitute Permitted Exceptions. If the Property shall, at the time of the Closing, be subject to any Monetary Liens, the same shall not be deemed an objection to title provided that, at the time of the Closing, either (1) Seller delivers immediately available funds at the Closing in the amount required to satisfy the same and delivers to Buyer and/or the Title Company at the Closing instruments in recordable form (and otherwise in form reasonably satisfactory to the Title Company in order to omit the same as an exception to its title policy) sufficient to satisfy and discharge of record such liens and encumbrances together with the cost of recording or filing such instruments and irrevocable instructions from the lienholder(s) to release and record such instruments or (2) the Title Company will otherwise issue or bind itself to issue a policy which will insure Buyer against collection thereof from or enforcement thereof against the Property.
Section 4.3    Title Insurance. At Closing, the Title Company shall issue to Buyer or be irrevocably committed to issue to Buyer an extended coverage ALTA owner's form title policy (the “Title Policy”) in form and substance agreed upon by Buyer and the Title Company as of the last day of the Due Diligence Period, in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions and containing affirmative coverage insuring against mechanics and materialsmen liens which are not otherwise Permitted Exceptions . Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that

(a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request. Notwithstanding anything to the contrary, at Closing, Seller agrees to deliver to the Title Company such documents as are reasonably required by the Title Company to evidence Seller's authority to consummate the transaction contemplated hereby and owner's title affidavits in the form reasonably acceptable to Seller and the Title Company.
ARTICLE 5

REMEDIES AND DEPOSIT INSTRUCTIONS
Section 5.1    Permitted Termination; Seller Default. If the sale of the Property is not consummated due solely to a default by Seller hereunder, Buyer shall be entitled, as its sole remedy, either (a) to terminate this Agreement by giving Seller written notice of such election prior to Closing, in which case the Deposit shall be returned to Buyer and Buyer may seek an action for damages to recover Buyer's actual out‑of‑pocket costs incurred with its Due Diligence activities and the negotiation of this Agreement up to a maximum of $200,000.00, or (b) to enforce specific performance of this Agreement and obtain damages for any third-party out-of-pocket costs incurred by Buyer in pursuing such remedy (including reasonable attorneys’ fees) up to a maximum of $100,000. Except as set forth above, Buyer expressly waives its rights to seek any damages in the event purchase and sale of the Property is not consummated due to Seller's default hereunder. If the Closing does not occur for any reason other than Buyer’s default, Buyer shall be entitled to receive back the Deposit.
Section 5.2    BUYER DEFAULT; LIQUIDATED DAMAGES. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, WHICH RETENTION SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE BUYER FROM ANY AND ALL LIABILITY HEREUNDER, EXCEPT AS PROVIDED IN SECTIONS 9.7 AND 10.11 AND THE FOREGOING SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER (SELLER HEREBY WAIVES ALL OF ITS OTHER LEGAL OR EQUITABLE REMEDIES, INCLUDING INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE). THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY SIGNING THIS AGREEMENT, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS

AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING PROVISION IS INTENDED TO CONSTITUTE A PROVISION FOR LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676, AND 1766 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER'S OBLIGATIONS UNDER SECTIONS 3.4, 9.7, 10.9 AND 10.11. BUYER AND SELLER AGREE THAT THE TERMS, WAIVERS AND PROVISIONS OF THIS SECTION ARE OF THE ESSENCE OF THIS AGREEMENT AND BUT FOR SUCH TERMS, WAIVERS AND PROVISIONS, SELLER WOULD NOT HAVE ENTERED INTO THIS AGREEMENT. TO SIGNIFY THEIR AWARENESS AND AGREEMENT TO BE BOUND BY THE TERMS, WAIVERS AND PROVISIONS OF THIS SECTION, BUYER AND EACH SELLER, THROUGH THEIR AUTHORIZED REPRESENTATIVES HAVE SEPARATELY INITIALED THIS SECTION.
BUYER'S INITIALS:    /s/ MAS
SELLER'S INITIALS:    /s/ SD
Section 5.3    Deposit Instructions.
(a)    The Escrow Agent joins herein below to evidence its agreement to hold such funds in accordance with the terms and conditions of this Agreement. Further, the following provisions shall control with respect to the rights, duties and liabilities of the Escrow Agent.
(b)    The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party's receipt of any instruction or notice which is received by the Escrow Agent, or (ii) identity or authority of any person executing such instruction notice or evidence.
(c)    The Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Agent shall have no liability except for its own willful misconduct or gross negligence.
(d)    The Escrow Agent shall be reimbursed on an equal basis by Buyer and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the amount held in escrow, including the cost of any legal expenses and court costs incurred by the Escrow Agent, should the Escrow Agent deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.
(e)    At the Closing, Escrow Agent shall deliver the Deposit to Seller. If a party to this Agreement believes that it is entitled to payment of the Deposit (or any portion thereof) in accordance with the terms of this Agreement other than in connection with the Closing, such party shall make a written demand upon Escrow Agent for payment of the Deposit to it setting forth in reasonable specificity the basis for its belief, and instructions for disbursement of the funds requested. Upon receipt of a written demand from Seller or Buyer claiming entitlement to disbursement of any portion of the Deposit pursuant to the provisions of this Agreement (other than a disbursement to Seller at Closing), Escrow Agent shall promptly forward a copy thereof to the other such party (i.e., Buyer or Seller, whichever did not claim such funds pursuant to such notice) and, unless such other party, within ten (10) business days following receipt of notice of such demand, notifies Escrow Agent in writing of any objection it has to such requested disbursement of the Deposit, Escrow Agent shall disburse the Deposit to the party demanding the same and shall thereupon be released and discharged from any further duty or obligation hereunder. If the party that did not initially demand disbursement of the Deposit notifies Escrow Agent of an objection to such disbursement within the specified ten (10) business day period, Escrow Agent shall hold the disputed amount in escrow until it receives a written direction signed by both parties or an order issued by a court or, if the parties have elected arbitration, an arbitrator selected by the parties. Notwithstanding the foregoing or anything to the contrary contained herein, in the event Buyer elects or is deemed to have elected to terminate this Agreement in conformity with all of the provisions of Section 3.6 hereof, then the Escrow Agent is hereby irrevocably instructed by Seller and Buyer to immediately return the Deposit to Buyer, without the necessity of any further instruction from Buyer or Seller. In addition, in such event, Seller shall promptly sign any documents reasonably requested by Escrow Agent to facilitate the return of the Deposit to Buyer.
(f)    Notwithstanding the foregoing, in the event of a dispute between the parties hereto with respect to the disposition of the amount held in escrow, the Escrow Agent shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute.
(g)    The Escrow Agent shall invest the amount in escrow in accounts which are federally insured, which invest solely in government securities and shall be applied in accordance with the terms of this Agreement.
Section 5.4    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 5.4, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)    Seller and Buyer shall designate the Title Company as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Reporting Person”).
(b)    Seller and Buyer hereby agree:
(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF SELLER
Section 6.1    Representations and Warranties of Seller. Subject to the provisions of Sections 6.2, 6.3 and 9.5(a)(ii), Seller hereby represents and warrants the following matters to Buyer as of the Effective Date, and Buyer acknowledges and agrees that the representations and warranties contained herein are made solely by Seller and in no event shall be deemed to have been made by any of Seller’s constituent members or any direct or indirect owners of such members:
(a)    Status. Seller is a limited liability company duly organized or formed, validly existing under the laws of the State of Delaware, is qualified to transact business in the State of California and in good standing under the laws of the States of Delaware and California.
(b)    Authority. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors' rights generally. The individuals executing this Agreement on behalf of Seller have the legal power, right and authority to bind Seller to the terms and conditions of this Agreement.
(c)    Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not, to Seller's knowledge (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture which will not be repaid or released (as applicable) at Closing, or any lease or other material agreement or instrument to which Seller is a party or by which Seller may be bound.
(d)    Suits and Proceedings. There are no legal actions, suits or similar proceedings, or any environmental, zoning or other land use, special assessment or any other proceedings, pending or, to Seller’s knowledge, threatened in writing against Seller or the Property or of which Seller has written notice which, in any such case and if adversely determined, would materially and adversely affect the value of the Property or Seller’s ability to consummate the transactions contemplated hereby. During the term of this Agreement, Seller shall promptly provide Seller with copies of all written notices actually received by Seller of any such actions, suits or similar proceedings irrespective of whether such matters would materially and adversely affect the value of the Property or Seller’s ability to consummate the transactions contemplated hereby.
(e)    Non-Foreign Entity. Such Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(f)    Consents. To Seller's knowledge, no consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.
(g)    Condemnation. Seller has not received any written notice of any condemnation proceeding pending, commenced or threatened with respect to the Property.
(h)    Bankruptcy. Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.
(i)    No Tenants. There are no tenants, licensees or occupants (other than Seller) at the Property and, no party has any written or binding agreement allowing such party the right to occupy all or any portion of the Property.
(j)    Environmental. Seller has received no written notice from any Governmental Entity regarding the presence of Hazardous Materials in, on or under the Property which presence is in violation of law and would materially and adversely affect the value of the Property, other than as disclosed in the environmental reports described on Exhibit “G” attached hereto. In addition, to Seller’s knowledge, during Seller’s period of ownership of the Property, neither Seller nor any tenant of the Property has used or otherwise released Hazardous Materials in, on or under the Property, which presence is in violation of law and would materially and adversely affect the value of the Property, other than as disclosed in the environmental reports described on Exhibit “G” attached hereto.
(k)    Contracts. The Contracts (including all amendments thereto) in effect as of the Effective Date with respect to the Property and to which Seller is a party are listed in Exhibit “C. Seller has delivered to Buyer true, correct and complete copies of the Assumed Contracts and to Seller’s knowledge, Seller is not in default of its material obligations under any Assumed Contracts.
(l)    Violations of Law. As of the date hereof, Seller has not received any written notice respecting any violation of any applicable governmental law, ordinance, rule, order, requirement or regulation applicable to Seller, the Property, or any part thereof (collectively, “Laws”).
(m)    No Purchase Rights. Seller has not granted any option or right of first refusal or first opportunity to any other party to acquire any interest in the Real Property.
(n)    Insurance Company Notices. Seller has not received any written notice from any insurance company of any defects in the Real Property that have not been corrected.
(o)    Patriot Act. Seller is not in violation of any applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and other authorizing statutes, executives orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.
(p)    OFAC. Neither (i) Seller, any Affiliate of Seller nor any Person controlled by Seller; nor (ii) to the best of knowledge of Seller, after making due inquiry, any Person who owns a controlling interest in or otherwise controls Seller; nor (iii) to the best of knowledge of Seller, after making due inquiry if Seller is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Seller; nor (iv) any Person for whom Seller is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.
(q)    Plaza Access. Seller has not entered into any written off-record agreement granting to any adjoining landowner rights to use or otherwise access the plaza area depicted on Exhibit “I” attached hereto. To Seller’s knowledge, as of the date hereof, Seller has not received from the prior owner of the Property any written and fully executed off-record agreement granting to any adjoining landowner rights to use or otherwise access such plaza area.
Section 6.2    Duration of Representations, Warranties and Covenants; Limitations on Liability. All representations, warranties and covenants of Seller contained in this Agreement shall survive the Closing for a period of nine (9) months (the “Survival Period”) and shall not merge into any of the documents delivered at Closing; provided, however, that no person, firm, or entity shall have any liability or obligation with respect to any breach of representation, warranty or covenant contained in this Agreement or, with respect to Seller, any breach of covenant, unless on or prior to the expiration of the Survival Period, the party seeking to assert liability under such representation or warranty or, with respect to Seller, any breach of covenant, shall have notified the other party (the “Noticed Party”) in writing setting forth specifically the alleged breach together with a detailed description thereof (the “Breach Notice”); and in such instance the Noticed Party’s liability with respect thereto shall extend beyond the Survival Period. Notwithstanding the foregoing, Buyer acknowledges and agrees that Seller shall have no liability for, and Buyer shall not make any claim on account of, any breach of any representation, warranty or covenant of Seller contained in this Agreement except to the extent the aggregate measure of such claims exceeds $150,000 (the “Basket”), in which event, only losses in excess of the Basket shall be recoverable. In no event shall the aggregate liability of Seller to Buyer for any and all breaches of any representation, warranty or covenant of Seller exceed three percent (3%) of the Purchase Price (the “Cap”). The terms of this Section 6.2 shall survive Closing.
Section 6.3    Seller's Knowledge; Buyer’s Knowledge. Whenever a representation or warranty or other reference is made in this Agreement on the basis of the knowledge, actual knowledge, best knowledge or otherwise with reference to the knowledge of Seller (any such reference, “Seller’s Knowledge”), such representation, warranty or reference is made solely on the basis of the actual, as distinguished from implied, imputed or constructive, knowledge, on the date that such representation or warranty is made, of James Teng, Sam Hamilton or Steve Novick (each a “Seller Representative”), without inquiry or investigation or duty, without derogation of Seller’s obligations under Section 3.2(a) of this Agreement; provided, however, that no Seller Representative shall have any personal liability whatsoever with respect to any such representation, warranty or other statement or otherwise under this Agreement. In addition to the foregoing, Buyer shall be deemed to have knowledge of, and the representations and warranties of Seller herein shall be deemed modified to reflect (1) any and all written third-party reports, studies and correspondence obtained by Buyer (not delivered by Seller) in connection with its Due Diligence, (2) any documents, information, reports, summaries, abstracts, surveys, facts or other information (collectively, “Materials”) posted to the due diligence website maintained at https://www.dropbox.com/home/1275%20Market#!/home/1275%20Market (the “Data Room Website”) as of the Effective Date, and (3) any Materials posted to the Data Room Website or delivered by Seller to Fred Franz (“Buyer Representative”) in writing between the Effective Date and June 19, 2012 (collectively, the items described in clause (3), the “Updated Due Diligence Material” and together with the items in clauses (1) and (2) collectively the “Review Material”); provided, however, that the Updated Due Diligence Material shall in no event be deemed to include any information posted to the Data Room Website or otherwise disclosed to Buyer after June 19, 2012 if Seller had knowledge of such Materials prior to such date.
ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF BUYER
Section 7.1    Buyer's Representations and Warranties. Buyer represents and warrants to Seller the following as of the Effective Date and such representations and warranties shall be correct as of the Closing Date:
(a)    Status. Buyer is a corporation duly organized and validly existing under the laws of the State of California.
(b)    Authority. The execution and delivery of this Agreement and the performance of Buyer's obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors' rights generally. The individuals executing this Agreement on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions of this Agreement.

(c)    Non-Contravention. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or conflict with, result in a breach of, or constitute a default under the organizational documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.
(d)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.
(e)    Bankruptcy. Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.
(f)    Patriot Act. Buyer is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the BSA, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the Patriot Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.
(g)    OFAC. Neither: (i) Buyer nor any Affiliate of Buyer; nor (ii) to the best of knowledge of Buyer, after making due inquiry, any Person who owns a controlling interest in or otherwise controls Buyer; nor (iii) any Person for whom Buyer is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.
(h)    Senior Foreign Political Figure. Unless disclosed in writing to Seller on the date hereof, it is not a Senior Foreign Political Figure or a Close Associate of a Senior Foreign Political Figure, and that it is not controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure.
Section 7.2    Buyer's Independent Investigation.
Buyer has been or will be given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

(a)    All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements, and building codes;
(b)    The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Property, including, without limitation, an examination for the presence or absence of Hazardous Materials, which shall be performed or arranged by Buyer at Buyer's sole expense;
(c)    Any easements and/or access rights affecting the Property;
(d)    The Contracts, the Licenses and Permits and any other documents or agreements of significance affecting the Property; and
(e)    All other matters of material significance affecting the Property or delivered to Buyer by Seller in accordance with Article 3 of this Agreement, or which Buyer otherwise reasonably considers to be relevant to the acquisition of the Property.
THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND BUYER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND BUYER, AND BUYER HAS CONDUCTED ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED IN SECTION 6.1 HEREOF AS SUCH MAY BE LIMITED BY SECTION 6.3 HEREOF, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIVES, AND BUYER HEREBY ACKNOWLEDGES THAT, OTHER THAN THE MATTERS REPRESENTED IN SECTION 6.1 HEREOF, NO SUCH REPRESENTATIONS HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND, OTHER THAN THE MATTERS REPRESENTED IN SECTION 6.1, NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SUCH SELLER OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, LATENT OR PATENT, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE

IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Buyer represents that it is relying solely on its own expertise and that of Buyer's consultants in purchasing the Property. Buyer acknowledges and agrees that it has had the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters, including but not limited to the physical and environmental conditions thereof, and will rely upon same and, except as provided in Section 6.1, not upon any statements of Seller or of any member, manager, officer, director, agent or attorney of Seller. Buyer acknowledges that all information obtained by Buyer will be obtained from a variety of sources and Seller will not be deemed to have represented or warranted the completeness, adequacy, truth or accuracy of any of the Due Diligence Items or other such information heretofore or hereafter furnished to Buyer except as provided in Section 6.1. Except as provided in Section 6.1, Buyer acknowledges and agrees that upon Closing, Seller will sell and convey to Buyer, and Buyer will accept the Property, “AS IS, WHERE IS,” with all faults, subject to the rights of Buyer under this Agreement, any document or instrument delivered at Closing and the representations and warranties of Seller under this Agreement. Upon Closing, Buyer will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer acknowledges and agrees that Buyer and Seller have specifically bargained for the assumption by Buyer of all responsibility to investigate the Property, Laws and Regulations, Contracts and Permitted Encumbrances and of all risk of adverse conditions and have structured the Purchase Price and other terms of this Agreement in consideration thereof. Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any member of Seller, any broker or other agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Buyer acknowledges that the Purchase Price reflects the “as is, where is” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. BUYER, WITH BUYER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SECTION 7.2 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND WILL BE APPLICABLE WITHOUT LIMITATION TO ANY RECOURSE OR REMEDY WHICH BUYER MAY SEEK, PURSUE OR OTHERWISE BECOME ENTITLED TO UNDER OR WITH RESPECT TO THE DEEDS.

Section 7.3    Buyer's Release of Seller.
(a)    Seller Released From Liability. Subject to the limitations set forth in Section 7.3(c), Seller is hereby released from all responsibility and liability to Buyer regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever. Buyer acknowledges that it has inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigation and study on and of said Property and adjacent areas as it deemed necessary, and, subject to the limitations set forth in Section 7.3(c), hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject) regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Buyer further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions with respect to the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Materials or other contaminants, may not be revealed by its investigation.
(b)    Survival. The waivers and releases by Buyer in subsection 7.3(a) shall survive either (i) the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed upon recordation thereof, or (ii) any termination of this Agreement.
(c)    Limitation of Waiver. Notwithstanding the foregoing, this Section 7.3 shall not negate Seller’s liability for (i) any express representation, warranty or covenant contained herein, and (ii) any fraud of Seller.
ARTICLE 8

LEASES; MAINTENANCE OF PROPERTY
Section 8.1    Certain Interim Operating Covenants.
(a)    Seller covenants to Buyer that Seller will, from the Effective Date until Closing continue to operate, manage and maintain the Property in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Section 10.2. Seller shall promptly notify Buyer of any written notice it receives from any Governmental Agency threatening condemnation or stating an environmental, zoning or other land use regulation proceedings relating to the Property, as well as any written notice of any violations of any Laws relating to the Property or any written notice of any litigation that arises out of the ownership of the Property or that might detrimentally affect the value or the use or operation of the Property or the ability of Seller to perform its obligations hereunder. Through the Closing Date, Seller shall maintain fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Real Property and Personal Property as of the Effective Date. From and after the Effective Date, Seller will not enter into any new lease without the Buyer’s prior written consent, which consent may be withheld in Buyer’s sole and absolute discretion. In addition, from and after the Effective Date, Seller shall not, without Buyer’s prior written consent, which consent shall not be unreasonably withheld, enter into any contract for the provision of goods or services to or with respect to the Property or renew, extend, modify or replace any of the Contracts other than in the ordinary course of business and unless such contract is terminable as of the Closing Date without payment of any fees or penalty or unless Seller pays such fees or penalties. In addition, Seller shall terminate any management agreement with the Property Manager with respect to the Property effective as of the Closing Date and pay any and all costs and expenses of termination thereof. Seller shall not convey any interest in any portion of the Property or subject the Property to any additional liens, encumbrances, easements or similar matters which will not be eliminated prior to the Closing Date. The foregoing shall not prevent Seller from amending the existing financing secured by the Property provided that such amendment shall not detrimentally affect the value or the use or operation of the Property or the ability of Seller to perform its obligations hereunder. The provisions of this Section 8.1(a) shall survive the Closing, subject to the provisions of Section 6.2 hereof.
(b)    From and after the Effective Date through the earlier of the Closing or the date that this Agreement otherwise is terminated pursuant to its terms, Seller will not, and Seller will not permit any of its officers, directors, employees, agents, members, managers, brokers or affiliates to, enter into any agreement for the sale, leasing or transfer of the Property or any portion thereof. The provisions of this Section 8.1(b) shall survive the Closing, subject to the provisions of Section 6.2 hereof.
ARTICLE 9

CLOSING AND CONDITIONS
Section 9.1    Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this Agreement shall serve as escrow instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
Section 9.2    Closing. The closing hereunder (“Closing”) shall be held, and delivery of all items to be made at the Closing under the terms of this Agreement shall be made, through escrow at Escrow Agent's office on July 10, 2012 (which date may be extended at Seller’s option pursuant to Section 4.2 or Section 9.5(a)(ii)), or such other date and time as Buyer and Seller may mutually agree upon in writing (the “Closing Date”). Such date, as to which time shall be of the essence, may not be extended without the prior written approval of both Seller and Buyer, except as otherwise provided in this Agreement. On the day before the Closing Date, Buyer shall deposit in escrow with the Escrow Agent the remainder of the Purchase Price (subject to adjustments described in Section 9.6), together with all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Agent. Upon Closing, (a) Buyer shall direct the Escrow Agent to (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price (subject to adjustments described in Section 9.6), less any costs or other amounts to be paid or escrowed by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay all appropriate payees the other costs and amounts required to be paid by Buyer at Closing pursuant to the terms of this Agreement and (b) Seller will direct the Escrow Agent to pay to the appropriate payees or escrow out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.
Section 9.3    Seller’s Closing Documents and Other Items. At or before Closing, Seller shall deposit into escrow the following items:
(a)    A duly executed and acknowledged grant deed conveying Seller's interest in the Property owned by Seller in the form attached hereto as Exhibit “D” (each, a “Deed”);
(b)    Two duly executed counterparts of a Bill of Sale for the Personal Property included in the Property in the form attached hereto as Exhibit “E” (each, a “Bill of Sale”);
(c)    Two (2) duly executed counterparts of (i) an Assignment and Assumption of Contracts, Warranties and Guaranties, and Other Intangible Property in the form attached hereto as Exhibit “E” (each, an “Assignment and Assumption of Contracts”);
(d)    An affidavit pursuant to Section l445(b)(2) of the Code, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section l445(f)(3) of the Code, in the form attached hereto as Exhibit “H”;
(e)    A California Form 593-C;
(f)    Seller shall deliver to Buyer possession of the Property and a set of keys to the Property on the Closing Date. Location of any of the keys at the Property on the Closing Date shall be deemed to be delivery to Buyer (this may be accomplished outside of Escrow);
(g)    A closing statement setting forth, inter alia, the closing adjustments and material monetary terms of the transaction contemplated hereby and such other documents as may be reasonably required by the Title Company (including any affidavit reasonably required by the Title Company to provide affirmative coverage insuring against mechanics and materialsmen liens) or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement;
(h)    A date down certificate confirming that Seller's representations and warranties contained in this Agreement remain true and accurate in all material respects, subject to the limitations on survival contained in Section 6.2, or stating any changes thereto in accordance with Section 9.5(a)(ii) (“Seller’s Certificate”);
(i)    To be delivered outside of Escrow, original copies of the Assumed Contracts, the Intangible Property and the Licenses and Permits, to the extent in Seller’s possession. Location of any such originals at the Property on the Closing Date shall be deemed to be delivery to Buyer; and
(j)    Such other documents and instruments as are required under this Agreement to be delivered by Seller on or before Closing.
Section 9.4    Buyer's Closing Documents and Other Items. At or before Closing, Buyer shall deposit into escrow the following items:
(a)    The balance of the Purchase Price and such additional funds as Buyer is obligated to pay pursuant to this Agreement;
(b)    Two (2) duly executed counterparts of each Bill of Sale for the Property;
(c)    Two (2) duly executed counterparts of each Assignment and Assumption of Contracts for the Property;
(d)    Documentation to establish to the Title Company’s reasonable satisfaction the due authority of Buyer's acquisition of the Property and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement (including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer and incumbency certificates of Buyer);
(e)    A closing statement setting forth, inter alia, the closing adjustments and material monetary terms of the transaction contemplated hereby and such other documents as may be reasonably required by Seller or the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement;
(f)    A date down certificate confirming that Buyer's representations and warranties contained in this Agreement remain true and accurate, or stating any changes thereto; and
(g)    Such other as are required to be delivered by Buyer on or before Closing under this Agreement.
Section 9.5    Condition to Closing.
(a)    Buyer’s Conditions. The obligation of Buyer to acquire the Property pursuant to this Agreement is subject to the satisfaction on or before the Closing Date (or such earlier date as is specifically set forth in this Agreement) of all of the following conditions precedent (“Buyer’s Closing Conditions”) which conditions are for the benefit of Buyer only and the satisfaction of which may be waived only in writing by Buyer:
(i)    Seller's Deliveries. Delivery and execution by Seller of all instruments and other items required to be delivered by Seller pursuant to this Agreement.
(ii)    Truth of Seller's Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true in all material respects when made, and shall be true in all material respects on the Closing Date as if remade on the Closing Date, and Buyer shall have received a Seller's Certificate to that effect signed by Seller, provided that (a) Seller’s representations and warranties shall not be deemed inaccurate or breached due to transactions or actions expressly permitted by this Agreement, and (b) a representation and warranty of Seller deemed remade on the Closing Date shall only be deemed untrue or inaccurate in any material respect if the matter or facts which make such representation or warranty untrue or inaccurate have a material adverse effect on the Property or on Buyer’s use and development of the Property. Notwithstanding the foregoing, if any representation and warranty of Seller is no longer true as of the Closing Date in any material respect as aforesaid, then Buyer shall have the right to terminate this Agreement by giving notice to such effect to Seller on or before the scheduled Closing Date, in which event Buyer shall receive a return of the Deposit, and neither Seller nor Buyer shall have any further obligations or liabilities under this Agreement except for such obligations and liabilities that expressly survive the termination of this Agreement. In all events, Seller shall have the right (but not the obligation) to cure breaches or inaccuracies and, if necessary to allow Seller to cure, the Closing Date shall be extended for up to fifteen (15) days to allow such cure as long as Seller agrees to use reasonable diligent efforts to effect such cure. If, prior to the Closing, Buyer is deemed to have knowledge pursuant to Section 6.3 hereof or is advised with reasonable specificity in the Seller’s Certificate that any representation or warranty of Seller is untrue or that Seller has not complied with any of its covenants under this Agreement and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such matter, it being understood and agreed, that, for purposes of satisfying Buyer’s condition to closing under this Section 9.5(a)(ii), the representations and warranties of Seller shall not be deemed remade to reflect such matters of which Buyer has actual knowledge prior to Closing (and Buyer shall have the right to terminate this Agreement as set forth in this Section 9.5(a)(ii) in the event the representations and warranties of Seller cannot be made as of the Closing Date subject to the terms and conditions of this Section 9.5(a)(ii).
(iii)    Seller’s Covenants. Seller shall have performed in all material respects the material agreements to be performed by Seller pursuant to this Agreement.
(iv)    Buyer's Title Policy. The Title Company's commitment to issue to Buyer of the Title Policy, subject only to the Permitted Exceptions and the payment of all applicable premiums.
(b)    Seller’s Conditions.
(i)    Buyer's Deliveries. Delivery and execution by Buyer of all monies, items and instruments required to be delivered by Buyer pursuant to this Agreement.
(ii)    Buyer's Representations. Buyer's warranties and representations set forth herein shall be true and correct in all material respects as of the Closing Date.
(iii)    Buyer's Performance. Buyer shall have performed in all material respects each and every agreement to be performed by Buyer pursuant to this Agreement.
(c)    Failure of Conditions. If any of the conditions set forth in Sections 9.5(a) or (b) are not timely satisfied for any reason other than the default of the party responsible for the satisfaction thereof, or are not waived by the party for whose benefit the condition exists, then the party for whose benefit the condition exists may, in its sole discretion, either delay the Closing until the condition is satisfied by up to (but not in excess of) thirty (30) additional days (after which time this Agreement shall automatically terminate if the condition is not satisfied or waived by the end of this thirty (30) day period), or terminate this Agreement by giving written notice thereof to the other party. In the event of a termination under this Section 9.5(c) for any reason other than a default by Buyer or Seller, (a) this Agreement will be deemed automatically terminated, (b) Buyer shall have no further rights to purchase the Property, and neither Buyer nor Seller will have any further obligations to the other under this Agreement (other than the obligations under this Agreement that are specifically stated to survive the termination hereof), (c) all costs associated with the cancellation of Escrow and the subject title insurance order shall be paid one-half by Seller and one-half by Buyer, and (d) Escrow Agent shall, without requiring any further instructions from Seller, immediately return the Deposit to Buyer.
Section 9.6    Prorations and Closing Costs.
(a)    Seller and Buyer agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date, in accordance with the applicable provisions of this Section 9.6, the following (collectively, the “Proration Items”): Taxes, Personal Property taxes and utility bills, including water and sewer charges (except as hereinafter provided). Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including 11:59 p.m. on the day immediately preceding the Closing Date, and Buyer will be charged and credited for all of the Proration Items relating to the period after the Closing Date. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Buyer for Buyer's reasonable approval prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be delivered to the Escrow Agent for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Buyer to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Buyer (if the preliminary prorations result in a net credit to Buyer) by increasing or reducing the cash to be delivered by Buyer in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received (not to exceed 120 days after Closing), re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Buyer. No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Buyer. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration will be made at Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Buyer will be obligated to make its own arrangements for future deposits with the utility providers. The provisions of this Section 9.6(a) will survive the Closing for twelve (12) months.

(b)    [Intentionally omitted]
(c)    Real estate taxes and any and all other municipal or county special assessments levied or imposed upon the Real Property (“Taxes”) in respect of the current fiscal year of the applicable taxing authority in which the Closing Date occurs (the “Current Tax Year”), shall be apportioned on a per diem basis based upon the number of days in the Current Tax Year prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Tax Year on and after the Closing Date (which shall be allocated to Buyer). If the Closing shall occur before the tax bills for the Current Tax Year are available, the apportionment of real estate taxes shall be upon the basis of the tax bill for the next preceding fiscal period applied to the latest assessed valuation shown on the such tax bill. Promptly after the tax bill for the fiscal period in which the Closing takes place are made available, the apportionment of real estate taxes shall be recomputed. Upon the Closing Date, Buyer shall be responsible for Taxes levied or imposed upon the Real Property payable in respect of the Current Tax Year from and after the Closing Date and Seller shall be responsible for Taxes levied or imposed upon the Real Property prior to the Closing Date. In no event shall Seller be charged with or be responsible for any increase in Taxes levied or imposed upon the Property resulting from the transfer of the Property herein contemplated or from any improvements made at any time after the Closing Date. In the event that any real property assessments levied or imposed upon the Property are payable in installments, the proration made hereunder shall be made on the assumption that such assessments are paid over the longest permitted term. The provisions of this Section 9.6(c) shall survive the Closing.
(d)    [Intentionally omitted]
(e)    At Closing, Seller shall pay (a) all transfer taxes, deed stamps or similar amounts, (b) all recording fees, and (c) the premium for the CLTA portion of the Title Policy and the costs of any endorsements Buyer may require in accordance with Section 4.3. Buyer shall pay (a) the Escrow Agent's escrow fee, if any, and (b) the premium for the ALTA portion of the Title Policy. Seller shall pay all costs with regard to the repayment of the existing loan with respect to the Property.
(f)    Buyer and Seller shall apportion charges and fees due under Contracts for the supply to the Property of heat, water, steam, electric power, gas and any other utilities, and telephone, if any, in respect of the billing period of the related service provider in which the Closing Date occurs (the “Current Billing Period”) on a per diem basis based upon the number of days in the Current Billing Period prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Billing Period on and after the Closing Date (which shall be allocated to Buyer) and assuming that all charges are incurred uniformly during the Current Billing Period (it being agreed that all deposits, if any, made by Seller as security under any such public service contracts shall be credited to Seller if such amounts remain on deposit after the Closing for the benefit of Buyer; provided, however, that Seller shall be entitled in their sole discretion to receive a refund of such security deposits directly from any such service provider without credit to Buyer). Calculations hereunder shall be based upon the most recent invoice rendered to Seller by the applicable service provider and, after an actual bill covering the period ending on the Closing Date is received, the apportionment of such charges hereunder shall be recomputed. The provisions of this Section 9.6(f) shall survive the Closing. All other items customarily apportioned in connection with sales of properties similar to the Property in the State of California and for which this Agreement does not otherwise provide express instructions shall be apportioned in accordance with local custom.
Section 9.7    Brokers. Buyer hereby represents and warrants to Seller that it did not employ or use any broker or finder to arrange or bring about this transaction other than the Brokers. Seller represents and warrants to Buyer only (nothing in this provision nor any other provision of this Agreement being intended to create any rights on the part of any third party beneficiary, or to create any third party beneficiary) that Seller has not employed or used any broker or finder with respect to this transaction. At Closing, Seller shall pay a commission (“Broker's Commission”) to the Brokers pursuant to a separate agreement between Seller and the Brokers. If any person brings a claim for a commission or finder's fee based upon any contact, dealings, or communication with Buyer in connection with the transactions contemplated by this Agreement, other than the Brokers, then Buyer shall defend Seller from such claim, and shall indemnify Seller and hold Seller harmless from any and all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Seller with respect to the claim. If any person brings a claim for a commission or finder's fee based upon any contact, dealings, or communication with Seller in connection with the transactions contemplated by this Agreement, then Seller shall defend Buyer from such claim, and shall indemnify Buyer and hold Buyer harmless from any and all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Buyer with respect to the claim. The provisions of this Section 9.7 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement and shall not be subject to the nine month limitation set forth in Section 6.2.
Section 9.8    Expenses. Except as provided in Sections 9.6 and 9.7, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, in the case of Buyer, all third-party engineering and environmental review costs, its inspection costs, attorney costs, due diligence costs, etc. The provisions of this Section 9.8 will survive the Closing.
ARTICLE 10

MISCELLANEOUS
Section 10.1    Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.
Section 10.2    Risk of Loss/Condemnation and Insurance Proceeds/Condemnation Awards.
(a)    Minor Loss/Condemnation. Except as provided below, Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that (a) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any gross insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation and the amount of any insurance deductible payable under Seller’s insurance policy. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer. The provisions of this Section 10.2(a) will survive the Closing.
(b)    Major Loss/Condemnation. Notwithstanding the above, if any material damage (defined below) or material taking of the Property occurs prior to the Closing Date, then Buyer may at its option notify Seller in writing by the earlier of (x) the tenth (10th) business day following Seller’s notice to Buyer of the occurrence of the damage or destruction or the commencement of condemnation proceedings and (y) the Closing Date, of its election to terminate this Agreement, in which event the Deposit shall be returned to Buyer and neither Buyer nor Seller shall have any further liability or obligation hereunder except as expressly set forth in this Agreement. Buyer's failure to elect in a timely manner to terminate this Agreement shall be deemed an election by Buyer to consummate this purchase and sale transaction and to purchase the Property without adjustment to the Purchase Price except as set forth in this Section 10.2(b). If Buyer elects or is deemed to have elected to proceed with the purchase of the Property, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any gross insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation plus the amount of any insurance deductible payable by Seller. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for any sums expended to prior to the Closing to repair or restore the Property including barricades and other temporary repairs required for safety purposes, or to collect any such proceeds or awards; provided that Seller shall not perform any repairs other than temporary or emergency repairs required for safety purposes, to comply with applicable Laws or to preclude further damage or loss at the Property without Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed). As used herein “material damage” shall mean any damage to the Property that (a) renders more than 25% of the Property unsuitable for occupancy, or (b) the repair or restoration of the damage is reasonably estimated to take more than six (6) months from the date of the occurrence of such damage. As used herein “material taking” shall mean the taking of more than 25% of the Property or interest therein or the taking of any material access from a public street (or any of the foregoing is the subject of a pending taking which has not been consummated). The provisions of this Section 10.2(b) shall survive the Closing.
Section 10.3    Notices. All notices required or permitted hereunder shall be in writing and shall be served on the Parties at the following address:

If to Seller:	c/o DivcoWest Real Estate Services, LLC 575 Market Street, 35th Floor San Francisco, CA 94105 Attn: Jacqueline U. Moore and Steve Novick Facsimile: (415) 995-5555

With copies to:	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Attn: Michael Sfregola, Esq. Facsimile: (213) 229-6558
If to Buyer:	Dolby Laboratories, Inc. 999 Brannan Street San Francisco, CA 94103 Attn: General Counsel Facsimile: (415) 645-5000
and to:	Dolby Laboratories, Inc. 999 Brannan Street San Francisco, CA 94103 Attn: Vice President, Global Workplace Solutions Facsimile: (415) 357-7431
with copies to:	Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Attn: James P. McCann, Esq. Facsimile: (650) 493-6811
If to Escrow Agent:	Chicago Title Company 675 N. 1st Street, Suite 900 San Jose, CA 95112 Attn: Teresa Woest Facsimile: (408) 282-1404
Any such notices may be sent by (a) certified mail, return receipt requested, deposited, postage prepaid in the U.S. mail, in which case notice shall be deemed given upon receipt of the notice by the addressee, (b) a recognized and reputable overnight courier for delivery on one (1) business day after deposit with such courier (on or prior to 5:00 p.m., Pacific Time; if deposited after such time, in which case notice shall be deemed given upon receipt of the notice by the addressee, or (c) facsimile transmission, in which case notice shall be deemed delivered upon electronic verification

(on or prior to 5:00 p.m., Pacific Time; if verification is received after such time, it shall be deemed to have been delivered on the next business day) that transmission to recipient was completed or (d) hand delivery (on or prior to 5:00 p.m., Pacific Time). The above addresses and facsimile numbers may be changed and additional parties, addresses and facsimile numbers added by written notice to the other party; provided that no notice of a change of address or facsimile number shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.
Section 10.4    Assignment. Except as provided below, Buyer shall have no right to assign this Agreement, either directly or indirectly without the prior written consent of the Seller; which Seller may not unreasonably withhold, condition or delay. Subject to the foregoing limitation, this Agreement will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller, such reference will include the successors and permitted assigns of Seller under this Agreement. Notwithstanding the foregoing, Buyer may, at its election, on or before the Closing Date, convey, transfer, and assign to any limited liability company, partnership, corporation, trust, or other entity which is at least 51% owned directly or indirectly by Buyer or any Affiliate of Buyer or any entity related to buyer by merger or consolidation or any entity that purchases substantially all of Buyer’s assets (a "Designee"), all of Buyer's right, title, and interest in, to, and under this Agreement, provided that (i) the assignment is in writing, (ii) the Designee expressly assumes in writing all of Buyer's obligations under this Agreement and the Escrow and (iii) notwithstanding such assignment, Buyer shall not be released from its obligations under this Agreement and the Escrow. If Buyer assigns this Agreement in accordance with the preceding sentence, then from and after such assignment, the term Buyer (as used in this Agreement) shall mean the Designee.
Section 10.5    Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BUYER OR SELLER IN THE STATE COURTS OF THE STATE OF CALIFORNIA OR IN U.S. FEDERAL COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF CALIFORNIA. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 10.3 HEREOF.
Section 10.6    Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts, any one or more of which may be executed and delivered by facsimile transmission, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

Section 10.7    Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof. Notwithstanding the foregoing, this Agreement shall not supersede the Confidentiality Agreement.
Section 10.8    Severability; Survival. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.
Section 10.9    Attorney Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.
Section 10.10    Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of this Agreement and the transaction contemplated hereunder, except as expressly set forth herein.
Section 10.11    Confidential Information. The terms and provisions of the Confidentiality Agreement are hereby incorporated by reference, as if the same were fully set forth herein. Notwithstanding anything to the contrary in the Confidentiality Agreement, (i) Buyer shall have the right to disclose the existence of this Agreement as it sees fit, (ii) Buyer shall have the right to disclose the terms and conditions of this Agreement to municipal and governmental authorities in connection with its discussions of economic and other incentives and benefits; (iii) Buyer and Seller shall each have the right to issue a press release announcing the transaction contemplated herein provided such press release is in a form mutually approved by both parties from and after the date Buyer delivers the Go Forward Notice and (iv) notwithstanding anything to the contrary contained therein, the terms and conditions of the Confidentiality Agreement shall terminate at the Closing Date with respect to information regarding the Property. In the event of the termination of this Agreement for any reason whatsoever, Buyer shall return to Seller, or destroy, all documents, work papers, engineering and environmental studies and reports and all other materials (including all copies thereof obtained from Seller in connection with the transactions contemplated hereby), in each case to the extent received from Seller. The provisions of this Section 10.11 shall survive any termination of this Agreement and shall not be subject to the nine (9) month limitation set forth in Section 6.2.
Section 10.12    Performance Due On Day Other Than Business Day. If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday or any other day on which banking institutions in the State of New York or California are authorized or obligated by law or executive order to close (a “Holiday”), the act in question may be performed on the next succeeding day that is not a Saturday, Sunday or Holiday.
Section 10.13    No Joint Venture. Nothing set forth in this Agreement shall be construed to create a joint venture between Buyer and Seller.
Section 10.14    No Memorandum. Buyer shall not record any memorandum disclosing this Agreement.
Section 10.15    Waiver of Jury Trial. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (each, an “Action”) (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury. Notwithstanding the foregoing to the contrary, if the jury trial waiver contained herein shall be held or deemed to be unenforceable, each party hereto hereby expressly agrees to submit to judicial reference pursuant to California Code of Civil Procedure Sections 638 through 645.1 any claim, demand, action or cause of action arising hereunder for which a jury trial would otherwise be applicable or available. Pursuant to such judicial reference, the parties agree to the appointment of a single referee and shall use their good faith efforts to agree on the selection of a referee. If the parties are unable to agree on a single a referee, a referee shall be appointed by the court under California Code of Civil Procedure Sections 638 and 640 to hear any disputes hereunder in lieu of any such jury trial. Each party acknowledges and agrees that the appointed referee shall have the power to decide all issues in the applicable action or proceeding, whether of fact or law, and shall report a statement of decision thereon; provided, however, that any matters which would not otherwise be the subject of a jury trial will be unaffected by this waiver and the agreements contained herein. The parties hereto hereby agree that the provisions contained herein have been fairly negotiated on an arms-length basis, with both sides agreeing to the same knowingly and being afforded the opportunity to have their respective legal counsel consent to the matters contained herein. Any party to this contract may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury and the agreements contained herein regarding the application of judicial reference in the event of the invalidity of such jury trial waiver.
Section 10.16    Not an Offer. Presentation of drafts hereof by one party to the other shall not be deemed an offer, and this Agreement shall only become a binding and enforceable contract upon execution hereof by both parties.
Section 10.17    Limited Liability. Neither the members, managers, employees or agents of Seller, nor Seller’s shareholders, officers, directors, employees or agents shall be liable under this Agreement and all parties hereto shall look solely to the assets of Seller for the payment of any claim or the performance of any obligation by Seller. Neither the members, managers, employees or agents of Buyer, nor Buyer’s shareholders, officers, directors, employees or agents of shall be liable under this Agreement and all parties hereto shall look solely to the assets of Buyer for the payment of any claim or the performance of any obligation by Buyer.
Section 10.18    No Third Party Beneficiaries. Nothing in this Agreement is intended to benefit any third party, or create any third party beneficiary.
Section 10.19    Time of Essence. Time is of the essence of this Agreement.
Section 10.20    No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.
Section 10.21    Further Acts. Each party, at the request of the other, shall execute, acknowledge or have notarized (if appropriate) and deliver in a timely manner such additional documents, and do such other additional acts, also in a timely manner, as may be reasonably required in order to accomplish the intent and purposes of this Agreement. Notwithstanding the foregoing, neither party shall (i) be required to take title to any property, incur any costs or be subject to any liability whatsoever in connection with its cooperation in a 1031 or like-kind exchange, (ii) if Seller seeks to effect a 1031 or like-kind exchange, (a) Seller shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, damages, causes of action or liabilities arising out of, in connection with, or as a result of any such 1031 exchange, and (b) consummation of the conveyance contemplated by this Agreement will not be delayed in connection with the implementation of such exchange, nor will any such exchange be deemed a be a condition to the performance of such party’s obligations hereunder. The provisions of this Section 10.21 will survive the Closing.

101282598.7

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
SELLER:

DWF III 1275 MARKET, LLC,
a Delaware limited liability company

By:	Steven Dietsch
Name: Steven Dietsch
Title: Authorized Signatory

BUYER:
DOLBY LABORATORIES, INC.,
a California corporation

By:	/s/ Andy Sherman

Name: Andy Sherman

Title: EVP, General Counsel
6/8/2012

ESCROW AGENT:
The Escrow Agent is executing this Agreement to evidence its agreement to hold the Deposit and act as escrow agent in accordance with the terms and conditions of this Agreement.
CHICAGO TITLE COMPANY

By:	/s/ Teresa M. Woest
Name: Teresa M. Woest
Title: Ast. Vice President

EXHIBIT “A”
Description of the Land

EXHIBIT “B”

Schedule of Assumed Contracts

Contractor	Vendor contact info	Date of Contract	Service

Otis Elevator Company	444 Spear Street, Suite 100	January 30, 2012	GMP Contract
San Francisco, CA 94105
Attn: David Sheehan
(415) 546-8148
(860) 998-3854 (fax)

Smith-Emery Company	1940 Oakdale Ave	December 16, 2011	Structural Investigation
	San Francisco, CA 94124		Testing
Attn: Wylie Stevenson
(415) 642-7326

Swinerton Builders	260 Townsend Street	February 20, 2012	GMP Contract
San Francisco, CA 94107
(415) 617-1468
(415) 984-1304 (fax)

Tipping Mar	1906 Shattuck Avenue	October 27, 2011	Frame relocation work
Berkeley, CA 94704
Phone: (510) 549-1906

Exhibit “B” – Disclosure Items

EXHIBIT “C”
List of Contracts
SERVICE CONTRACTS

Contractor	Vendor contact info	Date of Contract	Service

ABM Security	600 Harrison Street, Suite 600	October 6, 2011	On Site Security
San Francisco, CA 94107
Attn: Don Meeks
(415) 856-1020
(415) 356-0384 (fax)

AC3	PO Box 507	February 8, 2012	Powered Platform Inspection,
	Alameda, CA 94501		Maintenance & Repairs
	Attn: Scott McLeod		service has been performed
	(510) 865-2455		for 2012
(510) 865-0577 (fax)

Backflow Prevention Specialists, Inc.	1131 Elko Drive	October 22, 2011	Backflow maintenance
	Sunnyvale, CA 94089		service has been performed
	Attn: Benjamin Bennett		for 2012
(408) 734-3569
(408) 734-3567 (fax)

Intelli-Tech	1031 Serpentine Lane, Suite 101	October 1, 2011	Fire Panel Monitoring
Pleasanton, CA 94566
(925) 484-3701
(925) 426-5013 (fax)

Metro Engineering, Inc.	413 NW 69th Street	October 6, 2011	On Site Engineering

Exhibit “C” – List of Contracts

Vancouver, WA 98665
Attn: Andy Rhoades
(360) 694-2090

Metro Services Group	230 California Street, Suite 700	October 6, 2011	Janitorial Services
San Francisco, CA 94111
Attn: Larry Garibaldi
(415) 385-9193

Otis Elevator Company	444 Spear Street, Suite 100	September 30, 2011	Lube and Oil and
	San Francisco, CA 94105		Monitoring Elevators
Attn: David Sheehan
(415) 546-8148
(860) 998-3854 (fax)

Smith-Emery Company	1940 Oakdale Ave	December 16, 2011	Structural Investigation
	San Francisco, CA 94124		Testing
Attn: Wylie Stevenson
(415) 642-7326

Swinerton Builders	260 Townsend Street	October 31, 2011	Construction
San Francisco, CA 94107
(415) 617-1468
(415) 984-1304 (fax)

W. Bradley Electric, Inc.	90 Hill Road	November 28, 2011	Electrical work
Novato, CA 94945
Attn: Rich Evans
(415) 898-1400
(415) 898-5991 (fax)

Tipping Mar	1906 Shattuck Avenue	October 27, 2011	Frame relocation work

Exhibit “C” – List of Contracts

Berkeley, CA 94704
Phone: (510) 549-1906

CONSULTING CONTRACTS

Consultant	Date of Contract	Service

Bruce D. Baumann & Associates	January 18, 2012	Preparation, filing, processing of zoning and land use applications
1221 Harrison Street, Suite 22
San Francisco, CA 94103
Attn: Bruce Baumann

The Fire Consultants, Inc.	November 14, 2011	Fire & life safety
1276 Durant Court
Walnut Creek, CA 94596
Attn: Jeffrey A. Maddox

GVK Elevator Consulting Services, Inc.	November 3, 2011	Consultation on elevator refurbishment
1 Pine Street, Suite 2502
San Francisco, CA 94111
Attn: George von Klan

MHC Engineers	December 19, 2011	Mechanical & electrical design
150 8th Street		build review
San Francisco, CA 94103
Attn: Timmy Lai, P.E.

Exhibit “C” – List of Contracts

Nichols Booth & Associates	November 11, 2011	Architectural & design services BOMA sq ft calculations
221 Main Street, Suite 525
San Francisco, CA 94105
Attn: Daniel Luis

Simpson Gumpertz & Heger	December 19, 2011	Water testing & destructive
The Landmark @ One Market		investigation
San Francisco, CA 94105
Attn: Jonathan D. Hill, P.E.

Studios Architecture	November 14, 2011	Fit planning for potential tenants
405 Howard Street, Suite 588
San Francisco, CA 94105

Exhibit “C” – List of Contracts

Exhibit “C” – List of Contracts

EXHIBIT “D”
Deed

Recording Requested By and When Recorded Return To: Attention: Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.
(Space above this line for Recorder’s use)
GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, DWF III 1275 MARKET, LLC, a Delaware limited liability company (“Grantor”), does hereby GRANT to                 , a                     , all of that certain real property in the City of _______________, County of _____________, State of California, as more particularly described in Exhibit ”A” attached hereto and made a part hereof (the “Property”), together with all of Grantor’s right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent to such Property and to all buildings, improvements and structures located on such Property and all fixtures located at and affixed to any of the foregoing.
SUBJECT TO the matters identified on Exhibit “B” attached hereto.
[Signatures appear on following pages]

Exhibit “D” – Deed

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed on this ____ day of ____________, 2012.
GRANTOR:
[INSERT APPLICABLE SIG BLOCK]

State of California    )
) ss.
County of         )

On _________________________ before me, (here insert name and title of the officer), personally appeared ______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.
Signature      (Seal)

Exhibit “A” to Deed
Description of Real Property

EXHIBIT “E”
Form of Bill of Sale
For good and valuable consideration, the receipt of which is hereby acknowledged, DWF III 1275 MARKET, LLC, a Delaware limited liability company (“Seller”), does hereby sell, transfer, and convey to _______________________, a ___________________ (“Buyer”) all of Seller’s right, title and interest in and to the Personal Property (as defined in the Purchase Agreement). , including, without limitation, the Personal Property described in the attached Schedule 1.
Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Personal Property and Buyer has accepted this Bill of Sale and purchased the Personal Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER, AND BUYER, DATED AS OF ____________________, (the “PURCHASE AGREEMENT”) AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, LATENT OR PATENT, WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE PERSONAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.
Buyer expressly acknowledges and affirms the provisions of Sections 6.2, 7.2 and 7.3 of the Purchase Agreement.

Exhibit “E” – Bill of Sale

Dated this _______ day of ____________________, 2012.

SELLER:	DWF III 1275 MARKET, LLC a Delaware limited liability company
By:
Name: Title:
BUYER:
By:
Name: Title:

Exhibit “E” – Bill of Sale

EXHIBIT “A” to Bill of Sale
Description of Land

Exhibit “E” – Bill of Sale

Schedule 1 to Bill of Sale

List of Personal Property

EXHIBIT “F”
Form of Assignment and Assumption of Contracts, Warranties Guaranties, Permits and Licenses and Other Intangible Property
THIS ASSIGNMENT AND ASSUMPTION (the “Assignment”) dated as of ____________________ 2012, is between DWF III 1275 MARKET, LLC, a Delaware limited liability company (“Assignor”), and ____________________, a ____________________ (“Assignee”).
A.    Assignor owns certain real property and certain improvements thereon located at ______________________, and more particularly described in Exhibit “A” attached hereto (as more particularly defined in the Purchase Agreement, the “Property”).
B.    Assignor and Assignee, entered into an Agreement of Sale and Purchase dated as of _________________ (the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
D.    Assignor desires to assign to Assignee its interest in the Assumed Contracts, Licenses and Permits and Intangible Property, and Assignee desires to accept the assignment thereof, on the terms and conditions below.
ACCORDINGLY, the parties hereby agree as follows:
1.    Assignor hereby assigns to Assignee all of Assignor's right, title, and interest in and to the following, from and after the date hereof:
(a)    the Assumed Contracts;
(b)    to the extent assignable, the Intangible Property; and
(c)    to the extent assignable, the Permits and Licenses.
2.    Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor's obligations under the Assumed Contracts from and after the date hereof and for all unpaid amounts due as of the date hereof under the term of the Assumed Contracts.
3.    In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.
4.    This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Exhibit “F” – Assignment and Assumption of Contracts

Warranties and Guaranties and Other Intangible Property

5.    This Assignment shall be governed and construed in accordance with the laws of the State of California.
6.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
7.    Assignee hereby expressly acknowledges and affirms the provisions of Sections 6.2, 6.3 and 9.5(a)(ii) of the Purchase Agreement.

Exhibit “F” – Assignment and Assumption of Contracts

Warranties and Guaranties and Other Intangible Property

Assignor and Assignee have executed this Agreement the day and year first above written.

ASSIGNOR:	DWF III 1275 MARKET, LLC, a Delaware limited liability company
By:
Name: Title:
ASSIGNEE:
By:
Name: Title:

Exhibit “F” – Assignment and Assumption of Contracts

Warranties and Guaranties and Other Intangible Property

EXHIBIT “A” to Assignment and Assumption of Contracts,

Warranties and Guaranties, and Other Intangible Property

Description of Land

Exhibit “F” – Assignment and Assumption of Contracts

Warranties and Guaranties and Other Intangible Property

Schedule 1 to Assignment and Assumption of Contracts,

Warranties and Guaranties, and Other Intangible Property
List of Assumed Contracts
[to be inserted]

Exhibit “F” – Assignment and Assumption of Contracts

Warranties and Guaranties and Other Intangible Property

EXHIBIT “G”
Environmental Reports

Environmental Site Assessment, dated April 20, 2011, prepared by AllWest Environmental, Inc., Project No. 11037.20

Limited Asbestos Sampling report, dated May 4, 2010, prepared by RGA Environmental, Inc.

Final Report: Post-Construction Ambient Air Sampling Results, dated January 17, 2008, prepared by SCA Environmental, Inc., SCA Project No. B-8758

Asbestos Bulk Sampling report, dated March 24, 1998, prepared by Berg C.I.H. Inc.

Summary of Asbestos Containing Building Materials, dated February 21, 1996, prepared by BERG C.I.H., Inc.

Asbestos Investigative Survey Report, dated June 6, 1989, prepared by Hygienetics, Inc.

Exhibit “G” – Environmental Reports

EXHIBIT “H”
FORM OF FIRPTA CERTIFICATE
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ______________________ (“Seller”), Seller hereby certifies the following:
1.    Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Seller's U.S. employer identification number is (_____) and
3.    Seller's principal place of business is (_____________________________).
Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of its knowledge and belief, it is true, correct and complete.
___________________________,
a Delaware limited liability company
By:
Name:
Title:

Exhibit “H” – Form of FIRPTA Certificate

EXHIBIT “I”
Depiction of Plaza Area

Exhibit “I” – Depiction of Plaza Area